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                                                                EXHIBIT 99.1(b)6

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
NATIONAL DATA CORPORATION AND SUBSIDIARIES
(In thousands)
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                                                                             Three Months Ended August 31,
                                                                             -----------------------------
                                                                               2001                 2000
                                                                             --------             --------
Cash flows from operating activities:
  Net income                                                                 $ 11,079             $ 16,180
  Adjustments to reconcile net income to cash provided by
   operating activities:
    Income from discontinued operations                                             -               (8,649)
    Depreciation and amortization                                               6,581                8,213
    Deferred income taxes                                                         434                    -
    Provision for bad debt                                                        609                  490
    Other, net                                                                    108                  797
  Changes in assets and liabilities which provided (used) cash, net of the effects of acquisitions:
        Accounts receivable, net                                                 (281)               1,951
        Prepaid expenses and other assets                                        (135)                (492)
        Accounts payable and accrued liabilities                              (12,693)              (4,017)
        Deferred income                                                         5,039                5,513
        Income taxes                                                            1,786                3,876
                                                                            ---------             --------
   Net cash provided by operating activities                                   12,527               23,862
                                                                            ---------             --------
Cash flows from investing activities:
   Capital expenditures                                                        (5,795)              (7,031)
   Business acquisitions, net of acquired cash                                      -              (10,227)
   Business divestiture and sale of marketable securities                           -               20,000
   Purchase of investment                                                           -              (11,756)
                                                                            ---------             --------
   Net cash used in investing activities                                       (5,795)              (9,014)
                                                                            ---------             --------
Cash flows from financing activities:
   Net repayments under lines of credit                                             -               (9,500)
   Net principal payments under capital lease arrangements
    and other long-term debt                                                   (1,443)              (1,410)
   Net issuances (purchases) related to stock activities                        1,675               (1,065)
   Dividends paid                                                              (1,359)              (2,459)
                                                                            ---------             --------
   Net cash used in financing activities                                       (1,127)             (14,434)
                                                                            ---------             --------
Net cash provided by discontinued operations                                    1,207                8,018
                                                                            ---------             --------
Increase in cash and cash equivalents                                           6,812                8,432
Cash and cash equivalents, beginning of period                                 12,420                1,789
                                                                            ---------             --------
Cash and cash equivalents, end of period                                     $ 19,232             $ 10,221
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